UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On June 1, 2010 Liberty Media LLC (“Liberty”), a wholly-owned subsidiary of Liberty Media Corporation, announced the expiration and final results of the previously announced cash tender offer (the “Tender Offer”) for up to $400 million aggregate principal amount of its outstanding 5.70% Senior Notes due 2013 (the “Notes”).  The Tender Offer expired at 12:00 Midnight, New York City time, on May 28, 2010.  Liberty accepted for purchase $409,950,000 in aggregate principal amount of Notes validly tendered and not withdrawn at a purchase price of $1,030 per $1,000 principal amount.  Of the $409,950,000 aggregate principal amount of Notes accepted for purchase, $9,950,000 were accepted in accordance with the securities laws which permits Liberty to purchase up to an additional 2% of outstanding Notes without amending or extending the Tender Offer.  The aggregate principal amount of Notes that Liberty accepted for purchase represents approximately 51% of the $802,500,000 aggregate principal amount of Notes, attributed to the Liberty Interactive group, that were outstanding prior to the expiration of the Tender Offer.

This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated June 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2010

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated June 1, 2010